LEVY BOONSHOFT & SPINELLI, P.C.
                                Attorneys at Law
                         477 Madison Avenue - 14th Floor
                            New York, New York 10022
                            Telephone: (212) 751-1414
                            Facsimile: (212) 751-6943

                                                                January 25, 2002

Dan L. Pixler
President, Chairman
Momentum Holdings Corp.

36 West 25th Street - Second Floor
New York, New York  10010

          Re:  SEC Registration Statement on Form S-8
          --------------------------------------------

Gentlemen:

         We are counsel for Momentum Holdings Corporation, a Delaware corporation (the Company") in connection with its registration under the Securities Act of 1933, as amended (the "Securities Act"), of 5,000,000 shares of common stock which may be issued upon the exercise of options granted under the Company's 2002 Stock Option Plan through a Registration Statement on Form S-8 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

         In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

        (1) Articles of Incorporation of the Company as filed with the Secretary of State of the State of Delaware, as amended.

        (2) Minute book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

        (3)     The Registration Statement.

        (4) The exhibits to the Registration Statement to be filed with the Commission.

         We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

         Based upon the foregoing and in reliance thereon, it is our opinion that the 5,000,000 shares of the Company's no par value common stock which may be issued upon the exercise of options under the 2002 Stock Option Plan will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of such options, be duly and validly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the referenced Registration Statement on Form S-8.

                                              Very truly yours,

                                              LEVY BOONSHOFT & SPINELLI, P.C.



                                              By /s/ Charles J. Spinelli
                                                 --------------------------
                                                 Charles J. Spinelli